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                                                                     EXHIBIT 5.4


                                Alston & Bird LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424
                                  404-881-7000
                                Fax: 404-881-7777


                                                        October 4, 2002

Russell Corporation
3330 Cumberland Boulevard
Suite 800
Atlanta, Georgia 30339

                                Jerzees Apparel, LLC
                                Registration Statement on Form S-4

Ladies and Gentlemen:

         We have acted as special counsel to Jerzees Apparel, LLC, a Georgia limited liability corporation (the "Georgia Guarantor"), in connection with the public offering of up to $250,000,000 aggregate principal amount of 9.25% Senior Notes due 2010 (the "Exchange Notes") of Russell Corporation (the "Company"). The Indenture, dated as of April 18, 2002 (the "Indenture"), by and among the Company, the Guarantors (as defined in Schedule 1) and Wachovia Bank, National Association, as Trustee (the "Trustee"), provides for the guarantee of the Exchange Notes by the Guarantors (the "Guarantees", and the Guarantee by the Georgia Guarantor referred to as the "Georgia Guarantee") to the extent set forth in the Indenture. The Exchange Notes are to be issued pursuant to an exchange offer (the "Exchange Offer") in exchange for a like principal amount of the issued and outstanding 9.25% Senior Notes due 2010 of the Company (the "Original Notes") under the Indenture, as contemplated by the Registration Rights Agreement, dated April 18, 2002 (the "Registration Rights Agreement"), by and among the Company, the Guarantors, J.P. Morgan Securities Inc., Fleet Securities, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporation, SunTrust Capital Markets, Inc. and First Union Securities, Inc.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In rendering this opinion, we have reviewed executed copies of the following documents (unless otherwise indicated each of the following is dated, or dated as of, the date hereof):



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                  (i)      the Registration Statement on Form S-4 relating to
                           the Exchange Notes and the Guarantees filed with the Securities and Exchange Commission (the "Commission") on July 25, 2002 under the Act (as amended, the "Registration Statement");

                  (ii) Amendment No. 1 to the Registration Statement, filed with the Commission on July 13, 2002 under the Act;

                  (iii) Amendment No. 2 to the Registration Statement filed with the Commission on October 4, 2002 under the Act;

                  (iv)     an executed copy of the Registration Rights
                           Agreement;

                  (v) an executed copy of the Indenture, including the terms and provisions of the Guarantees;

                  (vi) the Articles of Organization of the Georgia Guarantor dated August 7, 2000 as filed with the Office of the Secretary of State of Georgia;

                  (vii) the Operating Agreement of the Georgia Guarantor, dated as of August 31, 2000, and Amendment No. 1 thereto dated as of September 1, 2000 (the Operating Agreement and the Articles of Organization collectively referred to as the "Governing Documents");

                  (viii) certain resolutions adopted by the Managers of the Georgia Guarantor relating to the Registration Statement, Exchange Offer, the Indenture, the issuance of Exchange Notes by the Company and the issuance of the Georgia Guarantee by the Georgia Guarantor and related matters;

                  (ix) the Form T-1 of the Trustee filed as an exhibit to the Registration Statement; and

                  (x) the form of the Exchange Notes, including the Guarantees.

         (The Indenture, the Exchange Notes including the Guarantees and the Registration Rights Agreement are collectively referred to as the "Opinion Documents").

         In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Georgia Guarantor, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


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         In making the examinations described above and in rendering the opinions expressed below, we have assumed (a) the genuineness of all signatures (other than the Georgia Guarantor's), (b) the capacity of natural persons, (c) the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (d) the due authorization, execution and delivery of the Opinion Documents by all parties thereto (other than the Georgia Guarantor), (e) that such Opinion Documents are enforceable against all parties thereto (other than the Georgia Guarantor) and that the Notes have been duly executed, authenticated, issued and delivered as provided in the Indenture and (f) all parties thereto (other than the Georgia Guarantor) have the full power, authority and legal right to perform their respective obligations under such Opinion Documents.

         We have relied, with your permission, upon the Operating Agreement and the Articles of Organization of the Georgia Guarantor, upon certificates of public officials, and upon certificates of certain officers of the Georgia Guarantor with respect to the factual matters contained therein.

         Based upon the foregoing and subject to the assumptions and qualifications stated herein, we are of the opinion that:

         1. The Georgia Guarantor has the right, power and authority to execute and deliver each of the Opinion Documents to which it is a party and to perform its obligations thereunder, and the Georgia Guarantor has duly taken or caused to be taken all necessary action to authorize the execution, delivery and performance by it of each such Opinion Document and the consummation of the transactions contemplated thereby.

         2. The Georgia Guarantor has duly executed and delivered the Indenture and the Registration Rights Agreement.

         3. Based upon and subject to the foregoing, and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when the Exchange Notes (in the form examined by us) have been duly executed and authenticated in accordance with the terms of the Indenture and have been delivered upon consummation of the Exchange Offer against receipt of Original Notes surrendered in exchange therefore in accordance with the terms of the Exchange Offer, the Georgia Guarantee will constitute the valid and binding obligation of the Georgia Guarantor, enforceable against the Georgia Guarantor in accordance with its terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (2) general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         4. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Georgia Guarantor of each of the Opinion Documents to which it is a party, the issuance and sale of the Guarantees and compliance

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by Georgia Guarantor with the terms thereof and the consummation of the transactions contemplated by the Opinion Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required with respect to the Exchange Notes (including the related Guarantees) under the Act and applicable state securities laws as contemplated by the Registration Rights Agreement.

         We are members of the Bar of the State of Georgia, and we express no opinion as to the laws of any jurisdictions other than the laws of the State of Georgia. In this regard, we do not render any opinion with respect to any federal law. We note that all of the Opinion Documents purport to be governed by the laws of states other than the State of Georgia.

         Moreover, the following matters, including their effects and the effects of noncompliance, are not covered by implication or otherwise in any opinion expressed herein: (a) antitrust and unfair competition law, (b) securities law, and (c) fraudulent transfer law.

         This opinion is limited to the matters stated herein and no opinion may be implied or inferred beyond those opinions expressly stated. Opinions rendered herein are as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement such opinions if, after the date hereof, facts and circumstances come to our attention or changes in the law occur which could affect such opinions.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.



                                                     Very truly yours,
                                                     /s/ ALSTON & BIRD LLP



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                                   SCHEDULE I

                                   GUARANTORS



"Guarantors" means each of:

Cross Creek Apparel, LLC, a North Carolina limited liability company Cross Creek Holdings, Inc., a Delaware corporation
DeSoto Mills, Inc., an Alabama corporation
Jerzees Apparel, LLC, a Georgia limited liability company
Mossy Oak Apparel Company, a Delaware corporation
RINTEL Properties, Inc., a Delaware corporation
Russell Apparel LLC, an Alabama limited liability company
Russell Asset Management, Inc., a Delaware corporation
Russell Co-Op, LLC, a Guam limited liability company
Russell Financial Services, Inc., a Delaware corporation
Russell Yarn LLC, an Alabama limited liability company